SUBSCRIPTION AGREEMENT

NINE MILE SOFTWARE, INC.Nine Mile Software, Inc..

The undersigned (“Subscriber”) hereby subscribes for ___________ shares of common stock (the Shares”) of Nine Mile Software, Inc. (the "Company"), for the price of $0.70 per share and agrees to pay for said Shares in cash in the amount of $_____________ upon acceptance by the Company of this subscription. The Shares are part of an offering by the Company made pursuant to a registration statement on Form SB-2 filed with the Securities and Exchange Commission. Certificates for the Shares, when issued to the Subscriber, will be deemed fully paid and non-assessable.

The Subscriber understands that if this Subscription Agreement is accepted by the Company, none of the monies paid for purchase of any or all of the Shares will be refunded, unless an amount less the minimum offering amount of $150,003 is realized by the Company. This Subscription Agreement is irrevocable.

The Subscriber hereby acknowledges, warrants and represents as follows:

(a)

This investment is speculative, involves a high degree of risk and the amount realized on the investment may not equal the original amount invested. There are additional risks associated with this investment, as described in the Company’s registration statement and prospectus, which is a part thereof.

(b)

The Subscriber has reviewed the suitability of this investment to his/her personal situation and is able to bear the substantial economic risks of an investment in the Company and, at the present time, could afford a complete loss of such investment. The Subscriber has adequate means of providing for his/her current needs and possible personal contingencies and has no need for liquidity of his/her investment in the Company.

(c)

The Subscriber acknowledges that this Subscription Agreement for the purchase of Shares may be accepted in whole or in part or rejected by the Company, and that the offering is subject to a minimum offering amount of $150,003.

(d)	The Shares are being acquired by the Subscriber for the Subscriber's own account and not on behalf of any other person or entity.

(e)	The Subscriber acknowledges and understands that there is currently no market for the Shares.

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this _______day

Of __________2007.

_______________________________________	____________________________________
Signature of Subscriber	Street Address

____________________________________
City, State, Zip Code

_________________________________

Signature of Co-Subscriber, if applicable

_______________________________________

Name of Subscriber (Please print)

_______________________________________

Social Security # or Tax ID #

Please make checks payable to “Escrow Specialists – Nine Mile Software, Inc., Escrow Account.”

ACCEPTED AND AGREED TO:

NINE MILE SOFTWARE, INC.

By: __________________________

Michael Christensen, Secretary

Date:_________________________

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